Exhibit 23.1

Malone & Bailey
Certified Public Accounting Firm
10350 Richmond Ave., Suite 800
Houston, TX 77042
713-343-4200 phone
713-266-1815 fax
www.malone-bailey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated June 15, 2009 with respect to the audited financial statements of Modavox for the years ended February 28, 2009 and 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone−bailey.com
Houston, Texas

December 21, 2009